Exhibit 99.1

NEWS RELEASE

Contacts:         Bob Halliday

Executive Vice President

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

Varian Semiconductor Equipment Associates Reports

Better than Expected Fiscal 2006 Second Quarter Results

GLOUCESTER, MA, April 27, 2006 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2006 second quarter ended March 31, 2006.

Revenue for the second quarter of fiscal 2006 totaled $170.5 million, compared to revenue of $139.1 million for the same period a year ago. Varian Semiconductor recorded net income of $14.8 million, or $0.26 per share during the second quarter of fiscal 2006, compared to net income of $11.1 million, or $0.20 per share for the same period a year ago. As a result of the adoption of SFAS 123(R) “Stock Based Compensation,” Varian Semiconductor’s results include equity compensation costs of $4.1 million, or $0.07 per share in the second quarter of fiscal 2006.

Chief Executive Officer Gary Dickerson said, “The second quarter of 2006 significant revenue growth reflects the overall growth in market share. In 2005, VLSI Research and Gartner Dataquest recognized Varian Semiconductor as the number one supplier in overall ion implant, high current ion implant, and medium current ion implant. We achieved significant market share growth in high current driven by the adoption of our VIISta HC single wafer high current system by many new customers.”

Chief Financial Officer Robert Halliday provided forward guidance for the third quarter of fiscal 2006. “We currently expect revenue to be between $180 and $190 million and gross margin to improve by approximately one to 1.5 percentage points. Earnings per share are anticipated to range from $0.36 to $0.42 per share, including equity compensation costs. The impact from equity compensation is expected to be approximately $0.05 per share.”

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VSEA Announces FY 2006 Q2 Results	Page 2	April 27, 2006

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. Eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

    Results of operations include the following amounts related to equity compensation expense:

	Fiscal Three Months Ended		Fiscal Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Cost of revenue	$565	$—	$1,012	$—
Research and development	968	—	1,987	—
Marketing, general and administrative	4,392	189	6,890	2,914

Expense before taxes	5,925	189	9,889	2,914

Provision for income taxes	1,828	59	3,017	904

Total	$4,097	$130	$6,872	$2,010

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for third quarter fiscal 2006 revenue, gross margin, earnings per share and equity compensation costs, market share, competitive position, expected third quarter fiscal 2006 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Quarterly Report on Form 10-Q for the quarter ended December 30, 2005 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2006 Q2 Results	Page 3	April 27, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
Revenue
Product	$150,649	$116,044	$289,375	$223,132
Service	17,493	21,287	38,054	40,682
Royalty	2,374	1,766	4,003	23,708

Total revenue	170,516	139,097	331,432	287,522
Cost of revenue	100,303	80,831	197,665	153,115

Gross profit	70,213	58,266	133,767	134,407

Operating expenses
Research and development	22,272	19,077	43,859	37,730
Marketing, general and administrative	31,422	24,330	59,802	51,710
Restructuring	—	914	—	914

Total operating expenses	53,694	44,321	103,661	90,354

Operating income	16,519	13,945	30,106	44,053
Interest income, net	4,938	2,404	10,369	10,009
Other income (expense), net	1	(82)	(40)	2,737

Income before income taxes	21,458	16,267	40,435	56,799
Provision for income taxes	6,640	5,156	3,339	17,721

Net income	$14,818	$11,111	$37,096	$39,078

Weighted average shares outstanding – basic	56,945	54,902	56,646	54,794
Weighted average shares outstanding – diluted	57,717	56,021	57,410	55,904
Net income per share – basic	$0.26	$0.20	$0.65	$0.71
Net income per share – diluted	$0.26	$0.20	$0.65	$0.70

Note: Prior period shares outstanding and earnings per share have been adjusted for the three-for-two stock split effected as a dividend, which became effective on February 28, 2006 for shareholders of record on February 13, 2006.

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VSEA Announces FY 2006 Q2 Results	Page 4	April 27, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006	September 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$215,176	$193,426
Short-term investments	318,445	280,646
Accounts receivable, net	127,299	123,612
Inventories	116,034	127,374
Deferred income taxes	33,169	30,865
Other current assets	17,473	32,796

Total current assets	827,596	788,719
Property, plant and equipment, net	59,393	58,435
Other assets	16,410	15,665

Total assets	$903,399	$862,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$445	$426
Accounts payable	39,547	33,272
Accrued expenses	42,189	59,280
Product warranty	8,926	8,585
Deferred revenue	49,304	52,118

Total current liabilities	140,411	153,681
Long-term accrued expenses	9,966	10,849
Deferred income taxes	5,477	5,477
Long-term debt	3,508	3,736

Total liabilities	159,362	173,743

Stockholders’ equity
Common stock	579	380
Capital in excess of par value	412,034	382,445
Less: Cost of treasury stock	(20,040)	—
Retained earnings	353,426	316,330
Deferred compensation	—	(9,366)
Accumulated other comprehensive loss	(1,962)	(713)

Total stockholders’ equity	744,037	689,076

Total liabilities and stockholders’ equity	$903,399	$862,819

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